UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01   Entry into a Material Definitive Agreement.

In connection with the consummation of the Mergers pursuant to the Merger Agreement (each as defined and described in Item 2.01 below), on September 1, 2017, ABM Industries Incorporated (“ABM”) entered into a shareholders’ agreement (the “Shareholders’ Agreement”), dated September 1, 2017, with Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., Broad Street Principal Investments Holdings, L.P., Bridge Street 2015, L.P., MBD 2015, L.P., Stone Street 2015, L.P., 2015 Employee Offshore Aggregator, L.P., and Goldman Sachs & Co. LLC on behalf of certain managed accounts (collectively, the “THL and GS Shareholders”).

The Shareholders’ Agreement sets forth provisions agreed to between ABM and the THL and GS Shareholders relating to, among other things, customary standstill and voting obligations, transfer restrictions and registration rights of the THL and GS Shareholders.

In addition, on September 1, 2017, in connection with the consummation of the Mergers, ABM refinanced and replaced our existing credit agreement dated November 30, 2010 with a new syndicated, senior secured credit facility (the “New Credit Agreement”) consisting of a $900 million revolving credit facility and a $800 million amortizing term loan facility with a five-year term. The revolving credit facility reduces to $800 million after one year and has an expiration date of September 1, 2022. Bank of America, N.A. is administrative agent under the New Credit Agreement.

ABM and Omni Serv Limited are the initial borrowers under the New Credit Agreement. Subject to certain limitations, we have the ability to designate additional borrowers. The obligations under the New Credit Agreement are guaranteed by the material, domestic wholly owned subsidiaries of ABM, and are secured by a pledge of substantially all of the existing and future property and assets of ABM and the guarantors, including a pledge of the capital stock of the wholly owned domestic subsidiaries held by ABM and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by ABM and the guarantors, in each case subject to exceptions.

Borrowings under the New Credit Agreement bear interest at a rate equal to an applicable margin plus, at ABM’s option, either a (i) eurocurrency rate (generally LIBOR for USD, GBP or EUR borrowings) or (ii) base rate determined by reference to the highest of (1) the federal funds rate plus 0.50%, (2) the prime rate published by Bank of America, N.A. from time to time, and (3) the eurocurrency rate plus 1.00%. The applicable margin is a percentage per annum varying from zero to 1.25% for base rate loans and 1.00% to 2.25% for eurocurrency loans, based upon our total leverage ratio. We also pay a commitment fee, based on the total leverage ratio, payable quarterly in arrears, ranging from 0.200% to 0.350% on the average daily unused portion of the revolving credit facility.

The New Credit Agreement contains certain financial covenants that include a maximum total leverage ratio of 4.75 to 1.00, which adjusts to 3.50 to 1.00 by July 2020, subject to certain conditions and exceptions, and a minimum fixed charge coverage ratio of 1.50 to 1.00. In addition, the New Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting ABM’s and its restricted subsidiaries’ ability to, among other things: (i) incur indebtedness, (ii) create liens, (iii) participate in certain mergers and acquisitions, (iv) change the business of the Borrower and its restricted subsidiaries, (v) make certain loans and investments, (vi) make non-ordinary course dispositions of assets, (vii) enter into sale/leaseback transactions, (viii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt, (ix) transact with affiliates, (x) enter into negative pledges or restrictions on the ability of restricted subsidiaries to pay dividends or make distributions and limitations, (xi) modify subordinated debt documents and (xii) change the fiscal year. If an event of default occurs under the New Credit Agreement, including certain cross-defaults, insolvency, change in control, or violation of specific covenants, the lenders can terminate or suspend our access to the revolving credit facility, declare all amounts outstanding under the New Credit Agreement (including all accrued interest and unpaid fees) to be immediately due and payable, and require that we cash collateralize outstanding standby letters of credit.

The proceeds of the term loan facility and drawings under the revolving credit facility were used for costs, fees and expenses associated with the consummation of the Merger Agreement (described below) and the refinancing of our previous credit agreement. The revolving credit facility is also available for working capital, the issuance of up to $300.0 million for standby letters of credit, the issuance of up to $75.0 million in swing line advances, the financing of capital expenditures, and other general corporate purposes, including permitted acquisitions and investments, subject to certain limitations, where applicable, as set forth in the New Credit Agreement. The availability of our borrowing capacity is subject to, and limited by, compliance with the covenants described above.

A copy of the Shareholders’ Agreement is attached hereto as Exhibit 10.1, and is incorporated by reference herein. The foregoing description of the Shareholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders’ Agreement.

A copy of the New Credit Agreement is attached hereto as Exhibit 10.2, and is incorporated by reference herein. The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement.

Item 2.01   Completion of Acquisition or Disposition of Assets

On September 1, 2017, ABM completed its previously announced acquisition of GCA Holding Corp. (“GCA”), a Delaware corporation, from affiliates of Thomas H. Lee Partners, L.P. and Goldman Sachs Merchant Banking Division and other shareholders for approximately $1.25 billion in cash and stock.

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated July 11, 2017, by and among ABM, Grade Sub One, Inc., a wholly owned subsidiary of ABM (“Merger Sub One”), Grade Sub Two, LLC, a wholly owned subsidiary of ABM (“Merger Sub Two”), GCA and the Securityholder Representative referred to therein, Merger Sub One merged with and into GCA (the “First Merger”), with GCA continuing as the surviving corporation and a wholly owned subsidiary of ABM, following which the surviving corporation merged with and into Merger Sub Two (the “Second Merger,” and, together with the First Merger, the “Mergers”), with Merger Sub Two continuing as the surviving limited liability company and a wholly owned subsidiary of ABM.

Under the terms of the Merger Agreement, ABM acquired GCA for approximately $851 in cash and approximately 9.5 million shares of ABM common stock. The cash consideration is subject to customary adjustments for working capital and net debt. ABM funded the cash portion of the merger consideration and transaction expenses via its amended revolving credit facility, in addition to a five-year amortizing term loan, as described above in Item 1.01.

Following the closing, the THL and GS Shareholders own, in the aggregate, approximately 14% of ABM’s outstanding shares.

A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by ABM with the Securities and Exchange Commission (the “SEC”) on July 14, 2017 and is incorporated herein by reference. The foregoing description of the effects of the Mergers and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been incorporated by reference in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about ABM, Merger Sub One, Merger Sub Two or GCA or any of their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ABM, Merger Sub One, Merger Sub Two or GCA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ABM’s public disclosures.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the New Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of ABM common stock set forth in Item 2.01 above is incorporated herein by reference.

The shares of ABM common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act for transactions not involving a public offering. Such shares of ABM common stock are restricted securities for purposes of Rule 144 and are subject to certain requirements before sale, including holding period requirements. ABM has not engaged in general solicitation or advertising with regard to the issuance and sale of the ABM common stock issued in the First Merger. The certificates or book-entry positions, as applicable, representing the shares of ABM common stock issued in the Mergers contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, James P. McClure, Executive Vice President and Chief Operating Officer of ABM, will be retiring at the end of the current fiscal year. On September 5, 2017, ABM entered into a retirement and release agreement with Mr. McClure. In addition to receiving his current salary and bonus through his retirement date and other accrued compensation and benefits in connection with his retirement on November 1, 2017, in exchange for continuing restrictive covenants, including covenants relating to non-competition, and a release, he will receive a separation payment equivalent to his annual salary and target bonus.

Item 9.01   Financial Statements and Exhibits.

(a)       Financial Statement of Business Acquired.

ABM will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b)        Pro Forma Financial Information.

ABM will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)       Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated July 11, 2017, among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ABM with the SEC on July 14, 2017).

10.1	Shareholders’ Agreement, dated September 1, 2017, among ABM Industries Incorporated, Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., Broad Street Principal Investments Holdings, L.P., Bridge Street 2015, L.P., MBD 2015, L.P., Stone Street 2015, L.P., 2015 Employee Offshore Aggregator, L.P., and Goldman Sachs & Co. LLC.

10.2	Credit Agreement, dated as of September 1, 2017, by and among ABM Industries Incorporated, a Delaware corporation, certain subsidiaries of ABM Industries Incorporated from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

/s/ Barbara L. Smithers
Dated: September 8, 2017	By:	Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated July 11, 2017, among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ABM with the SEC on July 14, 2017).

10.1

Shareholders’ Agreement, dated September 1, 2017, among ABM Industries Incorporated, Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., Broad Street Principal Investments Holdings, L.P., Bridge Street 2015, L.P., MBD 2015, L.P., Stone Street 2015, L.P., 2015 Employee Offshore Aggregator, L.P., and Goldman Sachs & Co. LLC.

10.2	Credit Agreement, dated as of September 1, 2017, by and among ABM Industries Incorporated, a Delaware corporation, certain subsidiaries of ABM Industries Incorporated from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.